AMENDED AND RESTATED BY-LAWS
                                       of
                         SHOREWOOD PACKAGING CORPORATION

                                    ARTICLE I
                                     Offices

     The Corporation shall have offices at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders

     Section 1. Annual Meetings: The annual meeting of stockholders shall be held each year on such date and at such time and place, within or without the State of Delaware, as the Board of Directors shall determine. At the annual meeting of stockholders, directors shall be elected and there shall be transacted such other business as may properly come before the meeting.

     Section 2. Special Meetings: Special meetings of stockholders may be called by the Board of Directors. At each such meeting of stockholders there shall be transacted only such business as is (i) specified in the written notice of

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meeting,  or (ii)  brought  before the meeting at the  direction of the Board of
Directors.

     Section 3. Notice of Meetings: (A) Unless waived, notice of the date, time and place and, in the case of special meetings, the purpose(s), of every meeting of stockholders shall be given by the Corporation (the "Corporation's Notice") by personal delivery or mailed at least ten days (but not more than sixty days) previous thereto, except as may otherwise be required by federal or state securities laws in connection with the solicitation of proxies, to each stockholder of record entitled to such notice. If mailed, such notice shall be directed to the address of such stockholder which appears on the books of the Corporation or to such other address as any stockholder shall have furnished in writing to the Secretary of the Corporation for such purpose.

     (B) Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section 3.

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     (C) For  nominations  or other  business to be properly  brought  before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph 3(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to

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the Secretary at the principal  executive  offices of the  Corporation  not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which
public   announcement   of  the  date  of  such  meeting  is  first  made.  Such
stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned

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beneficially  and of record by such  stockholder and such beneficial  owner, and
(iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at
least  the  percentage  of  the  Corporation's   voting  shares  required  under
applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     (D) Notwithstanding anything in the second sentence of the paragraph (C) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at lease 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made the by the Corporation.

     (E) Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this

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section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     (F) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (C) of this Section 3 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on


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which public  announcement  is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     (G) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (H) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 4. Quorum: Except as otherwise expressly provided by law, the holders of a majority of the stock of the Corporation entitled to vote at any meeting of stockholders must be present in person or by proxy at such meeting to constitute a quorum. The holders of a majority of the voting stock represented at a meeting, whether or not a quorum is present, shall have the power to adjourn any meeting from time to time without notice.



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     Section  5.  Voting:  If a quorum  is  present,  and  except  as  otherwise
expressly   provided  by  law,  in  these  By-laws  or  in  the  Certificate  of
Incorporation of the Corporation, at any meeting of stockholders the vote of a majority of the shares of stock represented at the meeting and entitled to vote shall be the act of the stockholders. Each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall have such votes per share as is set forth in the Certificate of Incorporation of the Corporation, and may exercise such voting rights either in person or by proxy.

                                   ARTICLE III
                                    Directors

     Section 1. Number: The affairs, business and property of the Corporation shall be managed by or under the direction of a Board of Directors to consist of not less than three nor more than twelve directors, as shall be determined by resolution of the Board of Directors from time to time. The Board of Directors shall be divided into three classes. Directors elected to serve in Class I shall be elected to serve an initial one-year term commencing in August 1986 and ending at the annual meeting of stockholders to be held in 1987; Class II directors shall be elected to serve an initial two-year term commencing in August 1986 and ending at the annual meeting of stockholders to be held in 1988; and Class III directors shall be elected to serve an initial three year term commencing in August 1988 and ending at the annual meeting of stockholders to be


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held in 1989.  Thereafter,  all  members  of the three  classes  of the Board of
Directors shall be elected to serve for three year terms. A director need not be a stockholder of the Corporation.

     Section 2. How Elected: Except as otherwise provided by law, the Certificate of Incorporation or Section 4 of this Article, the directors of the Corporation, other than the first Board of Directors designated in the Certificate of Incorporation or elected by the incorporator, shall be elected by the stockholders. Except as otherwise required by law or by the Certificate of Incorporation, directors shall be elected by a majority of the votes cast at a meeting of the stockholders (at which a quorum is present) by stockholders entitled to vote. Each director shall be elected to serve until the next annual meeting of stockholders at which directors of this class are to be elected and until his successor shall have been duly elected and qualified, except in the event of his earlier death, resignation, or removal or the earlier termination of his term of office.

     Section 3. Removal: Except as provided in the Certificate of Incorporation, any or all of the directors may be removed in accordance with Delaware General Corporation Law Section 141(k)(1).


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     Section 4. Vacancies: Vacancies in the Board of Directors occurring between annual meetings by death, resignation, or removal for cause may be filled by the affirmative vote of a majority of directors then remaining in office, although less than a quorum. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon dissolution or winding up of the Corporation to elect directors under specified circumstances, vacancies which result from the creation of new directorships or failure of the stockholders to elect the whole board at any election of directors may be filled by the affirmative vote of a majority of the directors then remaining in office, although less than a quorum. Any director elected to fill a vacancy on the Board will serve for the balance of the term of the replaced director.

     Section 5. Meetings: Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as may be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called from time to time by or at the direction of the Chairman of the Board or the President. Special meetings of the Board shall be held on such date, at such time and place as may be specified by the officer calling or directing the calling of the meeting. Except as otherwise provided by law, any business may be transacted at any meeting of the Board of Directors.


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     Section 6. Notice of Meetings:  Notice of the date,  time and place of each meeting of the Board of Directors shall be given to each director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this Section, notice will be deemed to be duly given to a director if given to him orally (including by telephone) or if such notice is delivered to such director in person or is mailed, telegraphed, cabled, telexed, photocopied or otherwise delivered by facsimile transmission to his last known address. Notice of a meeting shall be deemed to have been waived by any director who shall attend and participate in such meeting.

     Section 7. Quorum: At any meeting of the Board of Directors, one-half of the entire authorized Board shall constitute a quorum (except as provided in Section 4 of this Article III), but less than a quorum may adjourn a meeting. Except as otherwise provided by law or in these by-laws, any action taken by a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the action of the Board of Directors.

     Section 8. Conference Telephone: Members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board or


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committee by means of conference telephone or similar  communications  equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 9. Compensation of Directors and Members of Committees: The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee thereof for services rendered to the Corporation. In addition, the Board may authorize payment by the Corporation to directors for expenses incurred in connection with attendance at the meetings of the Board or a committee thereof.

     Section 10. Reliance Upon Financial Statements: In discharging their duties, directors and officers, when acting in good faith, may rely upon the books of account and other records of the Corporation, and financial statements of the Corporation represented to them to be correct by the President or the officer of the Corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.



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                                   ARTICLE IV
                                   Committees

     The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an Executive Committee, Audit Committee and Compensation and Stock Option Committee, the powers of which are described below, and such additional committees as the Board may from time to time deem appropriate. Each shall consist of two or more of the directors of the Corporation. Each additional committee, to the extent provided in said resolution or resolutions, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, provided that no such committee shall have any power or authority to declare dividends or to authorize the issuance of stock. Members of such additional committees, the Executive Committee, the Audit Committee and the Compensation and Stock Option Committee shall hold office for such period as may be prescribed by the Board of Directors, subject, however, to removal at any time by the Board of Directors in its sole and absolute discretion. Vacancies in membership of all such Committees shall be filled only by the Board of Directors. Subject to such rules of procedure as may be established by the Board of Directors for committees, committees may adopt their own rules of procedure and may meet at a stated time


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or on such notice as they may determine.  Each committee  shall keep a record of its proceedings and report the same to the Board of Directors upon the request of the Board of Directors. All actions by committees shall be subject to control, revision and alternation by the Board of Directors, provided the rights of third persons are not impaired thereby.

     The Executive Committee shall be composed of such number of directors as the Board of Directors shall, from time to time determine. The Executive Committee shall, between meetings of the Board of Directors, take all actions with respect to the management of the Corporation's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. The Executive Committee shall also coordinate and implement financial and other policies and review the status of all operational activities.

     The Audit Committee shall be composed of such number of directors, each of whom is not an officer or employee of the Corporation or its subsidiaries, as the Board of Directors shall, from time to time, determine. The Audit Committee shall recommend the Corporation's outside auditors, review the scope and results of audits, and examine procedures for ensuring compliance with the Corporation's policies on conflicts of interest. The Compensation and Stock Option Committee


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shall be composed of such number of directors, each of whom is not an officer or employee of the Corporation or its subsidiaries and each of whom is not eligible to participate in any of the plans or programs which the Compensation and Stock Option Committee administers. The Compensation and Stock Option Committee shall approve the salaries of all executive officers, make bonus awards to officers and other senior executives, grant stock options to eligible employees under the Corporation's stock option and/or other employee compensation or employee benefit plans, establish guidelines for administration of the Corporation's incentive bonus arrangements for key employees, and, generally, approve or make recommendations to the Board of Directors on any proposed plan or program which would primarily benefit the more highly paid executive group.

                                    ARTICLE V
                                    Officers

     Section 1. Principal Officers: The Board of Directors may elect a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers as it may from time to time deem necessary. Any two or more offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his or her successor shall have been duly


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elected and qualified,  except in the event of an earlier  termination of his or her term of office through death, resignation, removal or otherwise. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors. The Board of Directors may authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

     Section 2. Removal: Any officer may be removed by the Board at any time with or without cause by resolution adopted by the Board of Directors at any regular meeting of the Board or at any Special Meeting of the Board called for that purpose at which a quorum is present.

     Section  3.   Compensation:   The   salaries  of  officers  and  any  other
compensation paid to them shall be fixed from time to time by the Board of Directors.

     Section 4. Chairman of the Board: The Chairman of the Board, if any, shall be the chief executive officer of the Corporation and a member of the Board of Directors, and shall preside at all meetings of stockholders and directors at which he or she is present. Subject to the control and the direction of the Board of Directors, the Chairman of the Board may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation.


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The  Chairman of the Board shall  perform  such other duties and have such other powers as the Board of Directors shall prescribe.

     Section 5. President: The President shall be responsible for the general management of the affairs of the Corporation, shall have the powers and duties usually incident to the office of President, except as specifically limited by resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. In the absence of the Chairman or Vice Chairman, or if the office of Chairman or Vice Chairman is vacant, the President shall preside at all meetings of stockholders at which he or she is present.

     Section 6. Vice Presidents: At the request of the President, or in the absence or inability to act of the president, or if the office of President is vacant, the Vice President designated by the President or by the Board of Directors shall perform all the duties and may exercise all the powers of the President, subject to the right of the Board of Directors to extend or confine


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such powers and duties or to assign them to others.  Vice Presidents  shall have such other powers and shall perform such other duties as may be assigned to them by the Board of Directors or the President.

     Section 7. Treasurer: The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He or she shall exhibit at all reasonable times the books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he or she shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

     Section 8. Secretary: The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the


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minutes  thereof in a book or books to be provided for that  purpose;  he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he or she shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

     Section 9. Assistant Secretaries and Assistant Treasurers: An Assistant Secretary acting as such shall perform, in the absence of the Secretary, all the functions of the Secretary and shall exercise such other powers and perform such other duties as may be assigned to him or her by the Board of Directors or the President. An Assistant Treasurer acting as such shall perform, in the absence of the Treasurer, all the functions of the Treasurer and shall exercises such other powers and perform such other duties as may be assigned to him or her by the Board of Directors or the President.

     Section 10. Other Officers: Officers other than those listed and described in Sections 3 through 9 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.


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     Section 11.  Delegation  of Duties of Officers:  The Board of Directors may
delegate the duties and powers of any officer, agent or employee of the Corporation to any other officer, agent or employee or director for a specified time during the absence of any such person or for any other reason that the Board of Directors may deem sufficient.

     Section 12. Bond: The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

                                   ARTICLE VI
                     Certificates for Share of Capital Stock

     Section 1. Certificates for Stock: The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation certifying the number of shares owned by him, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary or the Treasurer or any Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by


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resolution  prescribe;  provided,  however,  that in case such  certificates are signed by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee the signatures of the
Chairman  of  the  Board,  President,  Vice  President,   Treasurer,   Assistant
Treasurer, Secretary or Assistant Secretary may be facsimile; and further provided that in case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officers or officers of the Corporation.

     Section 2. Stock Ledger: A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

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


     Section 3. Cancellation: Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except as provided in Section 5 of this Article VI and in cases provided for by applicable law.

     Section 4. Transfer: Transfers of shares of the Corporation's stock shall be made upon the books of the Corporation only by the holder in person or by his attorney lawfully constituted in writing and only upon surrender of the certificate or certificates representing such shares properly assigned and with such proof of authenticity of signatures as the Corporation may reasonably require. The Board of Directors shall have power and authority to make such rules and regulations as it deems expedient, not inconsistent with the Certificate of Incorporation or these by-laws, concerning the issuance, registration and transfer of certificates representing shares of the Corporation's stock, and may appoint transfer agents and registrars thereof.

     Section 5. Lost, Stolen, Destroyed or Mutilated Certificates: Any person claiming that a stock certificate has been lost, destroyed or stolen shall make an affidavit or affirmation of that fact setting forth the circumstances in connection with such loss, destruction or theft, and shall furnish to the Corporation, and to the transfer agent and registrars of the stock of the Corporation, if any, such indemnity or other assurances as shall be satisfactory to them and each of them, whereupon, upon authorization given to the appropriate officers or agents of the Corporation or the transfer agent for such stock by the President of the Corporation, or by any of such other officers of the Corporation as the Board of Directors may designate to give such authorization, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed, mutilated or stolen.

     Section 6. Record Date: (A) The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meting of stockholders, nor more than sixty (60) days prior to the time for any other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting consistent with and as provided in subsection (B) below; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action. (B) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary, adopt a resolution fixing by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     Section 7. Holders of Record: The Corporation and its transfer agent (if any) shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not they shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII
                                 Indemnification

     The Corporation shall indemnify any director or officer of the Corporation or a subsidiary, or any person serving at the request of the Corporation or a subsidiary as a director, officer or member of another corporation, partnership, joint venture, trust, committee or other enterprise or any person who is or was an employee or agent of the Corporation or a subsidiary, as deemed advisable by the Board of Directors, to the full extent permitted by Delaware law or any other applicable law.

     The indemnification and advancement of expenses permitted by law shall, unless otherwise provided, when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                            Miscellaneous Provisions

     Section 1. Corporate Seal: The seal of the Corporation shall be circular in form, with the name of the Corporation in the circumference and the words "Corporate Seal - Delaware" with its year of incorporation in the center. Any officer, director or attorney-in-fact of the Corporation may affix the seal of the Corporation to any document.

     Section 2. Fiscal Year: The fiscal year of the Corporation shall be as specified by resolution of the Board of Directors.

     Section 3. Waiver of Notice: Whenever any notice is required to be given under the provisions of these by-laws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX
                                    Consents

     Section 1. Stockholders: (A) Unless otherwise provided in the Certificate of Incorporation or by law, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. The record date shall be fixed in accordance with Article VI, Section 6 of these by-laws. (b) Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders.

     Section 2. Directors: Unless otherwise restricted by the Certificate of Incorporation or by law, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee thereof.

                                    ARTICLE X
                                   Amendments

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation from time to time may make, amend alter or repeal the by-laws of the Corporation. In addition, the by-laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of stockholders of the Corporation at which a quorum is present by the affirmative vote of the holders of not less than two thirds (2/3) of the stock issued and outstanding as of the record date for stockholders entitled to vote at such meeting.